NationsBank
         Commercial Lending
         P.O. Box 448
         Columbia, SC  29202-0448




NationsBank


                                October 25, 1996

Mr. Bret J. Harris
Chief Financial Officer
Martin Color-Fi, Inc.
Star Fibers Corp.
Custom Colorants, Inc.
Buchanan Industries, Inc.
Palmetto Spinning Corporation
P.O. Box 469
Edgefield, SC  29824

     Re:        Modification   of  Terms  of  Credit   Facilities   Extended  by
                NationsBank, N.A.

Dear Bret:

         This letter shall serve as a written modification to that certain Amended and Restated Loan and Security Agreement dated to be effective as of
August 9, 1995 (as amended or modified the "Loan Agreement") by and between Martin Color-Fi, Inc., Star Fibers Corp., Custom Colorants, Inc., Buchanan Industries, Inc. and Palmetto Spinning Corporation (collectively, the "Borrowers") and NationsBank, N.A. formerly known as NationsBank, National Association (Carolinas) ("NationsBank").

         The Loan Agreement is amended by deleting Section 7.2(h) in its entirety and substantially in lieu thereof the following:

         (h) Make capital expenditures in the aggregate in excess of (i) $6,500,000 during Borrowers' fiscal year ending on December 31, 1996; and (ii) $5,000,000 during any fiscal year after December 31, 1996.

         All capitalized terms not otherwise defined in this letter shall have the meaning ascribed to such term in the Loan Agreement. All other terms and conditions of the Loan Agreement and any other document executed in connection with the Loans (collectively, the "Loan Documents") shall remain in full force and effect. Borrowers represent and warrant that, as of the date of this letter,
(i) all representations contained in the Loan Agreement or the Loan Documents are true and accurate (ii) all covenants contained in the Loan Agreement and the Loan Documents have been and remain satisfied and (iii) no Event of Default exists or no condition exists which with the giving of notice for the passage of time would constitute an Event of Default under Loan Agreement or the Loan Documents.

Mr. Bret J. Harris
October 25, 1996
Page 2



         Please have all parties execute the original of this letter to agree that the Borrowers will be bound by the terms and conditions of this letter and return the original fully-executed letter to me as soon as possible. This letter agreement will be effective as of the date of Borrowers' acceptance of this letter and will be binding on all parties upon our receipt of the original, fully-executed and dated letter.


                              Kindest regards,

                              NationsBank, N.A.



                              Mary H. "Mze" Wilkins
                              Senior Vice President

Agreed to on this 28 day of October, 1996.

BORROWERS:                                  BUCHANAN INDUSTRIES, INC.


MARTIN COLOR-FI, INC.                       By: Bret J. Harris
                                                Its:  Chief Financial Officer


By: Bret J. Harris                          PALMETTO SPINNING CORPORATION
    Its:  Chief Financial Officer


STAR FIBERS CORP.                           By: Bret J. Harris
                                                Its:  Chief Financial Officer


By: Bret J. Harris
    Its: Chief Financial Officer


CUSTOM COLORANTS, INC.



By: Bret J. Harris
    Its:  Chief Financial Officer